                                  EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                              Three Months Ended     Nine Months Ended
                                                  December 31,          December 31,
                                              ------------------     -----------------
                                                2000      1999        2000       1999
                                                ----      ----        ----       ----

Net Income (Loss)                              $  (1,036)  11,354  (48,827)   73,049
                                               =========  =======  =======   =======

Weighted average shares outstanding              205,287  210,415  206,996   217,362

Reduction for common shares not yet
 released by Employee Stock Ownership Plan         9,684   11,430   10,133    11,838
                                               ---------  -------  -------   -------

Total weighted average common shares
 outstanding for basic computation               195,603  198,985  196,863   205,524
                                               =========  =======  =======   =======

Basic earnings (loss) per share                $    (.01)     .06     (.25)      .36
                                               =========  =======  =======   =======

Total weighted average common shares
 outstanding for basic computation               195,603  198,985  196,863   205,524

Common stock equivalents due to dilutive
 effect of stock options                           2,641    2,643    2,641     2,745
                                               ---------  -------  -------   -------

Total weighted average common shares and
 equivalents outstanding
 for diluted computation                         198,244  201,628  199,504   208,269
                                               =========  =======  =======   =======

Diluted earnings (loss) per share              $    (.01)     .06     (.25)      .35
                                               =========  =======  =======   =======

                                      -17-